UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES AND EXCHANGE ACT OF 1933

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	13-3139732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5401 Virginia Way Brentwood, Tennessee 37027
(Address of Principal Executive Offices)
TRACTOR SUPPLY COMPANY 2018 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Kurt D. Barton Senior Vice President - Chief Financial Officer and Treasurer 5401 Virginia Way Brentwood, Tennessee 37027
(Name and Address of Agent for Service)
(615) 440-4000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.008 par value	12,562,318	$73.165	$919,121,996	$114,431
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transactions.
(2) Computed pursuant to Rule 457(h)(1) and (c) under the Securities Act, the offering price is estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the Registrant’s Common Stock on May 29, 2018, as reported by the Nasdaq Global Select Market, which was $73.165.

PART I
Information Required in the Section 10(a) Prospectus
Tractor Supply Company, a Delaware corporation (the "Registrant"), has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement on Form S-8 (the "Registration Statement") to participants in the 2018 Omnibus Incentive Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.  The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
Information Required in the Registration Statement
Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2017, filed with the Commission on February 22, 2018;

(2)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 11, 2018;

(3)	The Registrant's Current Reports on Form 8-K filed with the Commission on February 8, 2018, February 20, 2018, May 10, 2018 and May 14, 2018; and

(4)
The description of the Registrant's Common Stock, $0.008 par value, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 31, 1994, as amended by the Form 8-A/A of the Registrant, filed with the Commission on February 14, 1994, and including all other amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
Notwithstanding the foregoing, any information that has been or will be furnished (and not filed) with the Commission is not incorporated by reference in this Registration Statement or the accompanying prospectus.
Item 4.    Description of Securities.
Not applicable.

Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Sections 145(a) and (b) of the Delaware General Corporation Law (the "DGCL") provide generally that a corporation has the power to indemnify its officers, directors, employees and agents against expenses, including attorneys' fees, judgments, fines and settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents of the corporation (or serving or having served in such positions in another entity at the request of the corporation) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Article VI of the Fifth Amended and Restated By-Laws of the Registrant provides that the Registrant shall indemnify, in the manner and to the fullest extent permitted by applicable law, any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, whether or not by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, fiduciary, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and settlement amounts, actually and reasonably incurred by such person in connection with such action.
As permitted by Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
The Registrant maintains directors' and officers' liability insurance which insures against certain liabilities that directors and officers of the Registrant may incur in such capacities.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.

4.1
Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to Registrant’s Annual Report on Form 10-K, filed with the Commission on February 29, 2012, Commission File No. 000-23314, and incorporated herein by reference).

4.2
Fifth Amended and Restated By-laws (filed as Exhibit 3.1(i) to Registrant’s Current Report on Form 8-K, filed with the Commission on February 15, 2017, Commission File No. 000-23314, and incorporated herein by reference).

4.3
Form of Specimen Certificate representing the Company’s Common Stock, par value $.008 per share (filed as Exhibit 4.2 to Amendment No. 1 to Registrant’s Registration Statement on Form S-1, Registration No. 33-73028, filed in paper form with the Commission on January 31, 1994, and incorporated herein by reference).

4.4
Tractor Supply Company 2018 Omnibus Incentive Plan (filed as Exhibit A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 10, 2018, filed with the Commission on March 27, 2018, Commission File No. 000-23314, and incorporated herein by reference).

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to the Registration Statement).

*	Filed herewith

Item 9.	Undertakings.
(a)    The Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brentwood, state of Tennessee, on this 4th day of June, 2018.

TRACTOR SUPPLY COMPANY

By:	/s/ Kurt D. Barton
Kurt D. Barton
Senior Vice President - Chief Financial Officer and Treasurer
KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Kurt D. Barton and Gregory A. Sandfort and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Senior Vice President - Chief Financial Officer and Treasurer
/s/ Kurt D. Barton	(Principal Financial and Accounting Officer)	June 4, 2018
Kurt D. Barton
Chief Executive Officer and Director
/s/ Gregory A. Sandfort	(Principal Executive Officer)	June 4, 2018
Gregory A. Sandfort

/s/ Cynthia T. Jamison	Chairman of the Board	June 4, 2018
Cynthia T. Jamison

/s/ Peter D. Bewley	Director	June 4, 2018
Peter D. Bewley

/s/ Denise L. Jackson	Director	June 4, 2018
Denise L. Jackson

/s/ Thomas A. Kingsbury	Director	June 4, 2018
Thomas A. Kingsbury

/s/ Ramkumar Krishnan	Director	June 4, 2018
Ramkumar Krishnan

/s/ George MacKenzie	Director	June 4, 2018
George MacKenzie

/s/ Edna K. Morris	Director	June 4, 2018
Edna K. Morris

/s/ Mark J. Weikel	Director	June 4, 2018
Mark J. Weikel